CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2006, relating to the consolidated financial statements and financial statement schedule of Wisconsin Power and Light Company, appearing in the Annual Report on Form 10-K of Wisconsin Power and Light Company for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
September 7, 2006